Exhibit 10.13

AMENDMENT NO. 1
TO
AMENDED AND RESTATED CREDIT AGREEMENT

          THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) is being executed and delivered as of March 31, 2005 by and among Century Business Services, Inc., a Delaware corporation (the “Company”), Trilinc Consulting, Inc. (f/k/a CBIZ Trilinc Consulting, Inc.), an Ohio corporation (the “Name Change Guarantor”), each of the other Guarantors named as signatories hereto, the several financial institutions from time to time party to the Credit Agreement referred to and defined below (collectively, the “Lenders”) and Bank of America, N.A. (“Bank of America”), as administrative agent for the Lenders (in such capacity, the “Agent”). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement as defined below.

WITNESSETH:

          WHEREAS, the Company, the Lenders and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of August 6, 2004 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to or for the benefit of the Company;

          WHEREAS, in connection with the Credit Agreement, (i) the Guarantors have each executed and delivered in favor of the Agent and the Lenders a certain Guaranty pursuant to which the Guarantors have guaranteed the Company’s obligations under the Credit Agreement and (ii) the Company and each of the Guarantors has executed and delivered a certain Pledge and Security Agreement and other Loan Documents pursuant to which each such Person has granted liens and security interests in substantially all of its properties as security for its respective obligations with respect to the Credit Agreement and the other Loan Documents; and

          WHEREAS, the Company has requested that the Lenders, and subject to the terms and conditions set forth herein, the Lenders have agreed to, amend the Credit Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the Name Change Guarantor, the other Guarantors, the Lenders and the Agent, such parties hereby agree as follows:

          1.      Amendment. Subject to the satisfaction of each of the conditions set forth in Paragraph 3 of this Agreement, Section 8.10(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(c) the Company or any of its Subsidiaries may make any repurchase or redemption of its capital stock, provided that (i) the Company’s Leverage Ratio is less than 1.50 to 1.00 calculated on a pro forma basis based upon the Company’s then most recently delivered financial statements pursuant to Section 7.01 after giving effect to any such repurchase or redemption, (ii) after giving effect to such repurchase or redemption, the aggregate consideration paid by the Company and its Subsidiaries in connection with all such repurchases and redemptions does not exceed $50,000,000 during its 2004 fiscal year or $40,000,000 during any subsequent fiscal year and (iii) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such repurchase or redemption, provided further, that during its 2005 fiscal year, the Company may make any repurchase or redemption of its capital stock if, after giving effect to such repurchase or redemption, the aggregate consideration in connection with all such repurchases and redemptions does not exceed $10,000,000 notwithstanding the requirements of clause (i) hereto provided that the Company complies with clauses (ii) and (iii) hereto.”

          2.      Reaffirmation by Name Change Guarantor. For purposes of Section 3.6 of the Pledge and Security Agreement and related schedules, the name of the Name Change Guarantor is confirmed hereto as Trilinc Consulting, Inc. Furthermore, the Name Change Guarantor hereby reaffirms (i) its obligations under the Pledge and Security Agreement, (ii) its grant of security interests in and liens on all of its right, title and interest in and to the Collateral and (iii) its obligations under the Guaranty.

          3.      Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraph 1 of this Agreement shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon the receipt by the Agent of an executed counterpart of this Agreement executed and delivered by duly authorized officers of the Company, the Name Change Guarantor, each of the other Guarantors and the Majority Lenders.

          4.      Representations and Warranties.

     (a) The Company hereby represents and warrants that this Agreement and the Credit Agreement as amended by this Agreement constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     (b) The Company hereby represents and warrants that its execution, delivery and performance of this Agreement and the Credit Agreement as amended by this Agreement have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any Governmental Authority, or of any other third party under the terms of any contract or agreement to which the Company or any of the Company’s Subsidiaries is bound.

     (c) The Company hereby represents and warrants that, after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Company contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Company’s execution and delivery of this Agreement in all material respects as though made on and as of such date.

     (d) The Company hereby represents and warrants that there has occurred since December 31, 2003, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (e) The Company hereby represents and warrants that there are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement, the Credit Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, or which could reasonably be expected to have a Material Adverse Effect

          5.      Reaffirmation. Ratification and Acknowledgment: Reservation. The Company, the Name Change Guarantor and each other Guarantor hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (c) agrees that neither such ratification and reaffirmation, nor the Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Company, the Name Change Guarantor or such other Guarantor with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement is in all respects ratified and confirmed. Each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Agent or the Lenders), under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

          6.      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          7.      Agent’s Expenses. The Company hereby agrees to promptly reimburse the Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement.

          8.      Counterparts. This Agreement may be executed in counterparts and all of which together shall constitute one and the same agreement among the parties.

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